                               CEDAR GROUP, INC.

                                   GUARANTEE


                 This GUARANTEE, dated as of March 27, 1996 (the "Guarantee"), is made by CEDAR GROUP, INC., a Delaware corporation (the "Guarantor"), in favor and for the benefit of BT COMMERCIAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the "Agent") for the lenders (collectively, with their successors, indorsees, participants, transferees and assigns, the "Guaranteed Parties") party to or that become party to the Credit Agreement (as defined below).


                             PRELIMINARY STATEMENT

                 WHEREAS, Cedar Group Canada Inc., a company incorporated under the Canada Business Corporations Act (the "Borrower"), the Guarantor and certain of the Guarantor's Subsidiaries, as guarantors, the Guaranteed Parties, as lenders, and the Agent have entered into the Credit Facility Agreement dated as of the date of this Guarantee (as the same may from time to time be amended, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which the Guaranteed Parties have agreed, according to the terms of the Credit Agreement, to make Loans in an aggregate principal amount of up to $43,000,000 or such other amount as may from time to time be specified in the Credit Agreement;

                 WHEREAS, it is a condition precedent to the obligations of the Guaranteed Parties to make the Loans to the Borrower under the Credit Agreement that the Guarantor has executed and delivered this Guarantee to the Agent;

                 WHEREAS, the Guarantor is the sole shareholder of the Borrower and expects to receive substantial benefit from the execution, delivery and performance of the Credit Agreement and in connection therewith has agreed to guarantee all Guaranteed Obligations (defined below) of the Borrower under the Credit Agreement;

                 NOW, THEREFORE, in consideration of the foregoing and to induce the Guaranteed Parties to make their respective Loans, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Guaranteed Parties, as follows:

                 Section 1.  Defined Terms.

                 (a) General. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
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                 (b)  "Guaranteed Obligations" means all indebtedness,
liabilities and obligations of the Borrower and the Guarantors (as defined in the Credit Agreement) to the Guaranteed Parties (including fees and expenses, and including amounts which would become due but for the operation of an automatic stay under the Bankruptcy Code or similar legislation of any applicable jurisdiction), whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or not secured, matured or not matured, joint or several, whether for principal, interest, commissions, fees, expenses, premiums, indemnities or otherwise, including, without limitation, all the unpaid principal amount of, and accrued interest on, the Loans evidenced thereby, and all other amounts due to the Guaranteed Parties from time to time under, arising out of or in connection with the Credit Agreement or the other Facility Documents.

                 (c) "Termination Date" means (subject to reinstatement pursuant to Section 7 hereof) the earlier of (i) the date on which the Agent is required to release the Guarantor from its guarantee obligations hereunder and
(ii) the date on which the Guaranteed Obligations have been Fully Satisfied.

                 Section 2.  Guarantee.

                 (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Agent, for the benefit of the Guaranteed Parties, as a primary obligor and not merely as a surety, the prompt and complete payment and performance by the Borrower and the other Guarantors when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

                 (b) The Guarantor further agrees to pay any and all reasonable expenses which may be paid or incurred by the Guaranteed Parties in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations. The Guarantor hereby agrees to grant to the Agent for the benefit of the Guaranteed Parties a valid, perfected, first priority Lien on, and security interest in, all of the assets of the Guarantor.

                 (c) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Guaranteed Parties from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding, any realization of collateral or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made to the Guaranteed Parties by the Guarantor or payments received or collected by the Guaranteed Parties from the Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are Fully Satisfied.

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                 (d)  This Guarantee shall remain in full force and effect
until the Termination Date, notwithstanding that from time to time prior thereto the Borrower may be free from any Guaranteed Obligations. This Guarantee shall terminate on the Termination Date. The provisions of Section 2(b) shall survive the termination of this Guarantee, the payment in full of the Guaranteed Obligations and the termination of the Commitments.

                 (e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to a Guaranteed Party on account of its liability hereunder, it will notify such Guaranteed Party in writing that such payment is made under this Guarantee for such purpose.

                 (f) By its acceptance of the benefits hereof, each Guaranteed Party agrees to make demand for payment from the Guarantor on account of this Guarantee through the Agent, not to take any action to enforce this Guarantee (other than actions contemplated by Section 6) without the consent of the Agent and to notify the Agent in writing of any payments received by such Guaranteed Party from any Person other than the Agent (including, without limitation, by the exercise of any right of set-off) pursuant to this Guarantee.

                 (g) All payments made by the Guarantor hereunder shall be made, in accordance with the Credit Agreement, free and clear of, and without reduction for or on account of, any present or future Taxes. If any Taxes are required to be withheld from or in respect of any amounts payable to any Guaranteed Party hereunder by the Guarantor:

                          (i) the amounts so payable to such Guaranteed Party shall be increased to the extent necessary to yield to such Guaranteed Party (after payment of all Taxes) such amounts equal to the amounts it would have received had no such withholding been made;

                          (ii)  the Guarantor shall make such withholding; and

                          (iii) the Guarantor shall pay the full amount of the Taxes to the relevant taxation authority in accordance with applicable law.

If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify each Guaranteed Party for any incremental taxes, interest or penalties that may become payable by such Guaranteed Party as a result of any such failure. The provisions of this paragraph shall survive the termination of this Guarantee and the payment in full of the Guaranteed Obligations and the termination of the Commitments.

                 Section 3.  No Subrogation.





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                 Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Guaranteed Party, the Guarantor shall not be entitled to be subrogated to any of the rights of any Guaranteed Party against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Guaranteed Obligations, nor shall the Guarantor be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower on account of the Guaranteed Obligations are Fully Satisfied. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations have not been Fully Satisfied, such amount shall be held by the Guarantor in trust for the Agent, (on behalf of the Guaranteed Parties), segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent (on behalf of the Guaranteed Parties) in the exact form received by the Guarantor (duly endorsed by the Guarantor, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Agent may determine.

                 Section 4.  Consent by the Guarantor.

                 (a)  Amendments, etc.    The Guarantor hereby consents that,
without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Guaranteed Parties may be rescinded by such Guaranteed Party, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party; and the Credit Agreement or other Facility Document and any other document executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Parties may deem advisable from time to time in accordance with the Credit Agreement; and any guarantee or right of offset or any collateral at any time held by any Guaranteed Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. No Guaranteed Party, nor any other holder of Guaranteed Obligations, shall have any obligation to protect, issue or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any Property subject thereto.





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                 (b)  Demands.    When making any demand hereunder, the
Guaranteed Parties may, but shall be under no obligation to, make a similar demand on the Borrower or any other Person or against any collateral security or guarantee, and any failure by the Guaranteed Parties to make any such demand or to collect any payments from, or any release of, the Borrower or of any release of the Guarantor's obligations or liabilities hereunder or any release of any collateral security or guarantee or any failure by the Guaranteed Parties to pursue such other rights or remedies or proceed against, realize or collect any such collateral security or other guarantee, shall not relieve the Guarantor of any liability hereunder or impair or affect the rights and remedies, express or implied, or as a matter of law, of the Guaranteed Parties against the Guarantor hereunder. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings and pursuing any other right or remedy hereunder.

                 Section 5.  Guarantee Absolute and Unconditional.

                 (a) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guarantee or acceptance of this Guarantee. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. All dealings between the Borrower, the Guarantor and any other guarantor, on the one hand, and the Guaranteed Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

                 (b) The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Guaranteed Obligations.

                 (c) This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

                          (i) the validity, regularity or enforceability of any Facility Document, any of the Guaranteed Obligations or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Guaranteed Parties;

                          (ii)  any defense (other than the defense of
         payment), set-off or counterclaim that may at any time be available to or be asserted by the Borrower against the Guaranteed Parties;

                          (iii) any change in the time, manner or place of any application of collateral security, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral security for all or any of the Guaranteed Obligations or any other assets of any Cedar Group Company;





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                          (iv)  any change, restructuring or termination of the
         corporate structure or existence of any Cedar Group Company; or

                          (v) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other guarantor for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.

                 (d) The obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by any Guaranteed Party or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.

                 (e) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                 (f) For purposes of any proceeding in the Province of Quebec, Canada, the Guarantor hereby binds itself as co-debtor of the Borrower to the Credit Agreement and waives the benefits of division and discussion.

                 Section 6.  Right of Setoff.

                 In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in any currency and any other Indebtedness at any time held or owing by such Guaranteed Party (including, without limitation, by branches and agencies of such Guaranteed Party wherever located) to or for the credit or the account of the Guarantor against and on account of the Guaranteed Obligations and liabilities of the Guarantor to the Guaranteed Parties under this Guarantee or under any other Facility Document, including, without limitation, all interests in the Guaranteed Obligations of the Guarantor purchased by any Guaranteed Party pursuant to Section 11 of the Credit Agreement, and all other claims of any nature or description arising out of or in





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connection with this Guarantee or any other Facility Document, irrespective of whether or not any Guaranteed Party shall have made any demand hereunder and although any of the Guaranteed Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Guaranteed Parties agree that the operation of this section shall be subject to the provisions of Section 2.14 of the Credit Agreement.

                 Section 7.  Effectiveness; Reinstatement.

                 This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                 Section 8.  Payment of Obligations.

                 The Guarantor hereby guarantees that the amounts payable by it under this Guarantee will be paid to the Agent (for the benefit of the Guaranteed Parties) without set-off or counterclaim in lawful currency of the United States of America to the office of the Agent designated in Section 2.9 of the Credit Agreement or such other office that the Agent may designate in writing. The Guarantor shall make any payments required hereunder immediately upon receipt of written notice thereof from any Guaranteed Party; provided, however, that the failure of the Borrower or any Guaranteed Party to give such notice shall not affect the Guarantor's obligations hereunder.

                 Section 9.  No Waiver; Cumulative Remedies.

                 (a) No failure on the part of the Agent or any Guaranteed Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative, and are not exclusive of any rights or remedies provided by any other Facility Document or by law.

                 (b) In the event the Agent or any of the Guaranteed Parties shall have instituted any proceeding to enforce any right, power or remedy under this Guarantee by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Guaranteed Parties, then and in every such case, the Guarantor, the Agent and each Guaranteed Party shall be restored to






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its respective former position and right hereunder with respect to the
Collateral, and all rights, remedies and powers of the Agent and the Guaranteed Parties shall continue as if no such proceeding had been instituted.

                 Section 10.  Representations, Warranties and Covenants.

                 (a) The Guarantor represents and warrants that each of the statements made in Article 4 of the Credit Agreement are true and correct.

                 (b) The Guarantor hereby agrees that until the Termination Date, it will, and will cause each of its Subsidiaries, to comply with each of the covenants set forth in Articles 5, 6, 7 and 8 of the Credit Agreement.

                 Section 11.  Notices.

                 All notices or other communications herein required to be given shall be given at the address and in the manner required in the Credit Agreement (unless notice of a different address is given in writing by one party to the other in the manner required in the Credit Agreement).

                 Section 12.  Modification in Writing.

                 No amendment, modification, supplement, termination or waiver of or to any provision of this Guarantee, nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent and in accordance with the terms of the Credit Agreement. Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by the Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

                 Section 13.  Assignment Prohibited.

                 The Guarantor may not assign or transfer any of its rights, obligations or interests hereunder.

                 Section 14.  Ratable Sharing.

                 The Guaranteed Parties, by acceptance of this Guarantee, agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of the Guarantor under this Guarantee, if the Guaranteed Parties





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exercise their rights hereunder, including, without limitation, acceleration of the obligations of the Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Guaranteed
Parties pro rata based on the relative outstanding Guaranteed Obligations owed to each Guaranteed Party at such time. The Guarantor expressly consents to this arrangement.

                 Section 15.  Authority of Agent.

                 The Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Guaranteed Parties, be governed by the Credit Agreement, but, as between the Agent and the Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 Section 16.  Governing Law.

                 THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                 Section 17.  Severability of Provisions.

                 In case any provision in or obligation under this Guarantee shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 Section 18.  Currency Indemnity.

                 The Guarantor acknowledges and agrees that this Guarantee constitutes a credit transaction in which specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account and payment in all events. If pursuant to a judgment or for any other reason payment shall be made in another currency, and such payment after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures falls short of the sum due the Guaranteed Parties in U.S. dollars, the Guarantor shall pay the Guaranteed Parties such shortfall and the Guaranteed Parties shall have a separate cause of action for such amount.





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                 Section 19.  Consent to Jurisdiction; Agent for Service.

                 (a) Consent. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court, sitting in the City of New York, New York County, and any appellate court form any thereof (each, a "New York Court") in any action or proceeding arising out of or relating to this Guarantee or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court.

                 (b) Waivers. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any New York Court. The Guarantor also hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

                 (c) Service. The Guarantor hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Guarantor, at its address specified in the signature pages of the Credit Agreement or by any other method permitted by law, in each case, with a copy by telecopy to Pouliot Mercure at (514) 875-4308, attention Brian Riordan.

                 (d) Appointment of Agent. The Guarantor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other persons as may irrevocably agree in writing to serve as its agent to receive on its behalf service of all process in any proceedings in any court, such service being hereby acknowledged by the Guarantor to be effective and binding in every respect. If any agent appointed by a Guarantor refuses to receive and forward such service, the Guarantor hereby agrees that service upon it by mail shall constitute sufficient service.

                 (e) Other Rights. Nothing in this Section 19 shall affect the right of the Agent or any Guaranteed Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any Guaranteed Party to bring any action or proceeding against the Guarantor or its Property in the courts of other jurisdictions.

                 Section 20.  Indemnity.

                 (a) The Guarantor agrees to indemnify, pay and hold harmless the Agent and the Guaranteed Parties and each of their respective Affiliates and assignees and their





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respective officers, directors, employees, agents and affiliates of the Agent and each of the Guaranteed Parties (collectively called the "Indemnitees") from and against any and all other Losses, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Guarantee (including, without limitation, any misrepresentation by the Guarantor in this Guarantee) (the "indemnified liabilities"); provided, however, that the Guarantor shall not have any obligation to an Indemnitee hereunder with respect to an indemnified liability to the extent that such indemnified liability is determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the 9 Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                          (b)  Survival.  The obligations of the Guarantor
contained in this Section 20 shall survive the termination of this Guarantee and the discharge of the Guarantor's other obligations under this Guarantee and the other Facility Documents.

                 Section 21.  Waiver of Jury Trial.

                 THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FACILITY DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE FACILITY DOCUMENTS, THE LOAN OR THE ACTIONS OF THE AGENT, THE ARRANGER OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 Section 22.  Language.

                 The parties have agreed that this Guarantee and all related documents, correspondence and notices between them should be and will be drafted in the English language. Les parties conviennent que la presente entente et tous les documents s'y rattachant, y compris tout avis ou correspondance, ont ete et seront rediges en langue anglaise.

                 Section 23.  Agency.





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                 The Guarantor acknowledges that a number of its Subsidiaries have agreed to or, from time to time, will execute and deliver guarantees to the Agent guaranteeing the Guaranteed Obligations. The Guarantor also recognizes that these Subsidiaries have agreed or will agree to appoint the Guarantor as their agent and representative in all dealings with the Agent and the Guaranteed Parties in relation to the Facility Documents and the Guarantor hereby accepts such appointment and agrees to notify and keep each such Subsidiary fully informed of all relevant arrangements to the extent required by law.

                 Section 24.  Limitation of Liability.

                 No claim may be made by the Guarantor or any other Person against the Agent or any Guaranteed Party or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guarantee, or any act, omission or event occurring in connection therewith; and the Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.





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                 IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first written above.


                                           CEDAR GROUP, INC.


                                           By:
                                              -------------------------
                                               Name:
                                               Title:


         ACCEPTED BY:                      BT COMMERCIAL CORPORATION
                                           As Agent

                                           By:
                                              ---------------------------
                                               Name:
                                               Title: